POWER OF ATTORNEY

 Know all by these presents, that I, Hellene S. Runtagh, the undersigned, hereby constitute and appoint each of the General Counsel of Avaya Inc. (the 'Company'), the Vice President, Law - Corporate and Securities of the Company, and any Corporate Counsel in the Company's Corporate and Securities Law group, in each of their individual capacity, with the authority to sign singly, my true and lawful attorney-in-fact to:

(1) complete and execute for and on behalf of the undersigned, in the undersigned's capacity as an executive officer and/or director of Avaya Inc. (the 'Company'), Forms 3, 4, and/or 5 (the 'Forms') in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules promulgated thereunder, and any other forms or reports the undersigned may be required to file with the United States Securities and Exchange Commission in connection with the undersigned's ownership, acquisition, or disposition of securities of the Company, including Form ID;

(2) timely file such Forms with the United States Securities and Exchange Commission and, if applicable, any stock exchange or similar regulatory authority or agency; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

       The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all actions that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

       This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file reports under Section 16 of the Securities Exchange Act of 1934 with respect to the undersigned's holdings of and transactions in securities of the Company, unless (i) earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact, or (ii) with respect to each individual attorney-in-fact, upon their retirement or termination of employment with the Company.

 This Power of Attorney supersedes any previous power of attorney executed by the undersigned with respect to the subject matter hereof.

  IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 25 day of February, 2006.

    By: /s/ Hellene S. Runtagh                                                        Name: Hellene S. Runtagh